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                                                                    EXHIBIT 23.2

REPORT OF INDEPENDENT AUDITORS

The Board of Directors and Stockholders, IMP, Inc.

We have audited the consolidated balance sheet of IMP, Inc., as of March 28, 1993 (not presented separately herein), and the accompanying related consolidated statements of operations, stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. These standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of IMP, Inc. at March 28, 1993 and the consolidated results of its operations and its cash flows for the year then ended inconformity with generally accepted accounting principles.



Ernest & Young LLP
San Jose, California
May 5, 1995